Exhibit 32
                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Alpine Air Express, Inc. (the "Company") on Form 10-KSB for the year ending October 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Eugene R. Mallette, Chief Executive Officer and Don T. Squire Jr., Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated: 2/01/2006                        /s/ Eugene R. Mallette
      ----------                       ---------------------------
                                       Eugene R. Mallette
                                       Chief Executive Officer

Dated: 2/01/2006                        /s/ Don T. Squire Jr.
      ----------                       ---------------------------
                                       Don T. Squire Jr.
                                       Chief Financial Officer